Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Generex Biotechnology Corporation on Form S-3, as amended (File No. 333-150562, 333-67118, 333-106519, 333-110493, 333-112891, 333-117822, 333-121309, 333-126624, 333-128328, 333-131430, 333-135284, and 333-164591), Form S-1, as amended (File No. 333-180170, File No. 333-183865, File No. 333-187656, File No. 333-189766, File No.333-193548 and File No. 333-195057) and Form S-8, as amended (File No. 333-55072, 333-66654, 333-88026, and 333-145412), of our report dated October 15, 2012 relating to the consolidated balance sheets of the Company for the years ended July 31, 2012 and 2011 and the consolidated statements of operations, stockholders’ (deficiency)/equity and cash flows for each of the years in the three year period ended July 31, 2012, and for the period from November 2, 1995 (date of inception) to July 31, 2012 included in the Annual Report of Generex Biotechnology Corporation on Form 10-K for the year ended July 31, 2014. Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MSCM LLP

Toronto, Canada

October 3, 2014